BIOMERICA, INC.

Stock PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) is dated as of February 21, 2020 (the “Effective Date”) by and among Biomerica, Inc., a Delaware corporation (the “Company”), and each purchaser listed on the Schedule of Purchasers attached hereto (each, a “Purchaser” and collectively, the “Purchasers”).

RECITALS:

A.        The Company and each Purchaser is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D under the Securities Act.

B.        The Company has authorized a new series of cumulative convertible preferred shares of the Company designated as Series A Convertible Preferred Stock, the terms of which are set forth in the certificate of designations for such series of preferred shares (the “Certificate of Designations”) in the form attached hereto as Exhibit A (the “Series A Preferred Shares”), which Series A Preferred Shares are convertible into shares of the Company’s Common Stock (as converted, the “Conversion Shares”), in accordance with the terms of the Certificate of Designations.

C.        Each Purchaser wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, the aggregate number of Series A Preferred Shares set forth opposite such Purchaser’s name in column (3) on the Schedule of Purchasers attached hereto.

AGREEMENT

The Company and each of the Purchasers agree as follows:

ARTICLE I
DEFINITIONS

1.1              Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings indicated:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144.

“ATM Agreement” means that certain At Market Issuance Sales Agreement, dated December 1, 2017, between the Company and B. Riley FBR, Inc.

“Board of Directors” means the board of directors or other similar governing body of the Company.

“Business Day” means any day other than Saturday, Sunday, or other day on which commercial banks in the City of New York are authorized or required by law to remain closed.

“Closing” means the closing of the purchase and sale of the Series A Preferred Shares pursuant to Section 2.1.

“Closing Date” means the date of the Closing.

“Common Stock” means the common stock of the Company, par value $0.08 per share.

“Competitor” means any Person, directly or indirectly, primarily engaged in the development, manufacture and marketing of medical diagnostic devices.

“Consent” means any consents, approvals, orders, authorizations, notifications, notices, estoppel certificates, releases, registrations, ratifications, declarations, filings, waivers, exemptions, or variances.

“Contract” means any note, bond, mortgage, indenture, guarantee, other evidence of indebtedness, license, lease, option, employment agreement, contract, undertaking, understanding, covenant, agreement, or other instrument.

“Convertible Securities” means any stock or securities (other than Options) convertible into or exercisable or exchangeable for Common Stock.

“Eligible Market” means The New York Stock Exchange, Inc. or the NASDAQ Stock Market.

“Encumbrance” means a claim, lien, charge, Tax, right of first refusal, mortgage, encumbrance, pledge, other security interest of any kind or other restriction.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“GAAP” means United States generally accepted accounting principles, consistently applied.

“Governmental Authorizations” means any approval, consent, Permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Entity or pursuant to any Legal Requirement.

“Governmental Entity” means any:

(i) nation, state, county, city, town, village, district, or other political jurisdiction of any nature;

(ii) federal, state, local, municipal, foreign, or other government;

(iii) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

(iv) multi-national organization or body; or

(v) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

“Holder” means the Purchaser or any transferee of the Purchaser.

“Intellectual Property” means with respect to the Company and its Subsidiaries, collectively (a) all rights to service customer accounts; (b) trademarks, trade names, service marks, service names, domain names, uniform resource locators (URLs), keywords, designs, logos and assumed names; (c) copyrights and other rights in original works of authorship, (d) patents and industrial design registrations or applications (including any continuations, divisionals, continuations-in-part, renewals, reissues, and applications for any of the foregoing); (e) computer software programs or applications (in both source and object code versions), including any related technical documentation; (f) trade secrets and invention disclosures, that are owned by the Company, its Subsidiaries or any other Person and that have been or are used by the Company or its Subsidiaries in the operation of their respective businesses, or that are used in or necessary for the conduct of the respective businesses of the Company or its Subsidiaries as currently conducted or contemplated to be conducted; and (g) know-how and general intangibles of like nature, together with all goodwill, registrations and applications related to any of the foregoing whether or not protectable as a matter of law.

“Knowledge” means, as it relates to the Company, the actual knowledge of Zackary S. Irani and Janet Moore, in each case upon reasonable inquiry.

“Law” means any law, statute, regulation, ordinance, rule, order, decree, judgment, consent decree, settlement agreement or governmental requirement enacted, promulgated, entered into, agreed, or imposed by any Governmental Entity.

“Legal Requirement” means any federal, state, provincial, local, municipal, foreign, international, multinational, or other administrative order, constitution, Law, principle of common law, or treaty.

“Losses” means any and all losses, claims, damages, liabilities, settlement costs, and expenses, including, without limitation, costs of preparation and reasonable attorneys’ fees.

“Material Adverse Effect” means a material adverse effect (financial or otherwise) on the business, assets, liabilities, financial condition, property, prospects, or results of operations of the Company or any Subsidiary.

“Options” means any rights, warrants, or options to subscribe for or purchase Common Stock or Convertible Securities.

“Permit” means a permit, license, franchise, qualification, certification, registration, certificate of occupancy, approval, or other authorization issued by any Governmental Entity.

“Person” means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Entity.

“Preferred Stock” means any preferred stock of Company.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

 “Prospectus” means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Purchaser Material Adverse Effect” means a material adverse effect (financial or otherwise) on the business, assets, liabilities, financial condition, property, prospects, or results of operations of the applicable Purchaser.

“Registration Effective Date” means the date that the Registration Statement is first declared effective by the SEC.

“Registrable Securities” means (a) the Conversion Shares and (b) any shares of Common Stock issued or issuable with respect to any shares described in (a) above by way of a stock dividend or stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, distribution, recapitalization, merger, consolidation, other reorganization or other similar event with respect to the Common Stock.

“Registration Statement” means each registration statement required to be filed under the Registration Rights Agreement, including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Rule 144,” “Rule 415,” and “Rule 424” mean Rule 144, Rule 415 and Rule 424, respectively, promulgated by the SEC under the Securities Act, as such Rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities” means, collectively, the Series A Preferred Shares and the Conversion Shares.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Short Sales” means all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and forward sale contracts, Options, puts, calls, short sales, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements, and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

“Subsidiary” means a majority-owned subsidiary, as defined in Rule 405 promulgated by the SEC under the Securities Act.

“Tax” or “Taxes” means any tax (including any income tax, capital gains tax, value-added tax, sales tax, property tax, gift tax, or estate tax), levy, assessment, tariff, duty (including any customs duty), deficiency, or other fee, and any related charge or amount (including any fine, penalty, interest, or addition to tax), imposed, assessed, or collected by or under the authority of any Governmental Entity or payable pursuant to any tax-sharing agreement.

“Tax Return” means any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Entity in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

“Trading Day” means (a) any day on which the Common Stock is listed or quoted and traded on its primary Trading Market, or (b) if the Common Stock is not then listed or quoted and traded on any Eligible Market, then any Business Day.

“Trading Market” means the NASDAQ Stock Market or any other Eligible Market on which the Common Stock is then listed or quoted.

“Transaction Documents” means this Agreement, the Certificate of Designations, the Transfer Agent Instructions, the certificates representing the Series A Preferred Shares, the Registration Rights Agreement and all of the other agreements, certificates and documents described in Section 2.2 below.

“Transfer Agent” means Issuer Direct Corporation or any other transfer agent selected by the Company.

“Transfer Agent Instructions” means the Irrevocable Transfer Agent Instructions, in the form of Exhibit B, executed by the Company and delivered to and acknowledged in writing by the Transfer Agent upon the Closing.

1.2              Additional Definitions. In addition to the terms set forth in Section 1.1, each of the following terms is defined in the section set forth opposite such term:

Defined Term	Location
Agreement	Preamble
Bank	§3.1(s)
BHC	§3.1(s)
BHC Act	§3.1(s)
BHC Subsidiary	§3.1(s)
Board Observer	§6.5
Certificate of Designations	Recitals
Company	Preamble
Company Intellectual Property Rights	§3.1(n)
Company Material Contracts	§3.1(i)
Confidential Information	§6.1
Conversion Shares	Recitals
Disqualification Event	§3.1(t)
Effective Date	Preamble
Enforceability Exception	§3.1(d)
Financial Statements	§3.1(f)
Incentive Plans	§3.1(b)
Issuer Covered Person	§3.1(t)
Money Laundering Laws	§3.1(aa)
New Securities	§6.2
Palm	§6.5
Permitted Encumbrances	§3.1(m)
Preemptive Rights Notice	§6.2
Pro Rata Allotment	§6.2
Purchase Price	§2.1
Purchaser(s)	Preamble
Registration Rights Agreement	§4.1(e)
SEC Reports	§3.1(f)
Series A Preferred Shares	Recitals

ARTICLE II
PURCHASE AND SALE

2.1              Purchase of Series A Preferred Shares; Closing.

(a)                Subject to the satisfaction (or waiver) of the conditions set forth in below, the Company shall issue and sell to each Purchaser, and each Purchaser severally, but not jointly, shall purchase from the Company on the Closing Date, such number and series of Series A Preferred Shares as is set forth opposite such Purchaser’s name in column (2) on the Schedule of Purchasers. The aggregate purchase price for the Securities to be purchased by each Purchaser at the Closing (the “Purchase Price”) is the amount set forth opposite such Purchaser’s name in column (3) of the Schedule of Purchasers. For the avoidance of doubt and subject to the satisfaction (or waiver) of the conditions set forth in Article IV below, no Purchaser is obligated to purchase any Series A Preferred Shares hereunder other than such Series A Preferred Shares set forth opposite such Purchaser’s name on the Schedule of Purchasers.

(b)               The Closing shall occur at the offices of counsel to the Company immediately following the satisfaction (or waiver) of the conditions set forth in Article IV below, or at such other location or time as the parties may agree.

2.2              Closing Deliveries.

(a)                Company Deliveries. At the Closing, unless otherwise designated, the Company shall deliver or cause to be delivered to each Purchaser the following:

(i)                 copies of a good standing certificate of the Company issued by the Secretary of State of Delaware, as of a date within 10 days preceding the Closing Date;

(ii)               a copy of the Certificate of Incorporation of the Company, as amended to date, as certified by the Secretary of State of the State of Delaware within 60 days preceding the Closing Date, which reflects the Certificate of Designations as part thereof or attachment thereto;

(iii)             certificates for the Series A Preferred Shares such Purchaser is purchasing hereunder (in each case, in such denominations as the Purchaser reasonably requests) in the name of the Purchaser as set forth in column (1) of the Schedule of Purchasers;

(iv)             resolutions adopted by the Board of Directors approving this Agreement, the other Transaction Documents, the issuance of the Series A Preferred Shares, and the transactions contemplated by this Agreement;

(v)               a certificate of the Secretary or other duly authorized officer of the Company dated as of the Closing Date (A) certifying the resolutions adopted by the Board of Directors approving this Agreement, the other Transaction Documents, the issuance of the Series A Preferred Shares, and the transactions contemplated by this Agreement; (B) certifying the current versions of the Certificate of Incorporation, as amended, and Bylaws of the Company; and (c) certifying as to the signatures and authority of persons signing this Agreement and the other Transaction Documents on behalf of the Company;

(vi)             a certificate of the Company’s Chief Executive Officer dated as of the Closing Date certifying the Company’s fulfillment of the conditions to closing specified in Sections 4.1(a) and (b);

(vii)           the signed Transfer Agent Instructions in the form attached hereto as Exhibit B;

(viii)          reimbursement to Purchasers or their counsel, at Purchasers’ option, of the out of pocket expenses of Purchasers (including legal fees) incurred in connection with the transactions contemplated by this Agreement pursuant to Section 7.2; and

(ix)             each of the other Transaction Documents, if any, to which the Company is a party, duly executed by the Company.

(b)               Purchaser Deliveries. At the Closing, each Purchaser shall deliver or cause to be delivered to the Company: (i) each Transaction Document to which such Purchaser is a party duly executed by such Purchaser and (ii) the Purchase Price set forth opposite such Purchaser’s name in column (3) of the Schedule of Purchasers, in United States dollars and in immediately available funds, by wire transfer to an account designated in writing by the Company for such purpose.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

3.1              Representations and Warranties of the Company. Except as disclosed in the SEC Reports or the corresponding subsections of the Disclosure Schedule, the Company hereby represents and warrants to each of the Purchasers as follows:

(a)                Organization. The Company and each of the Company’s Subsidiaries is duly organized, validly existing and in good standing under the Laws of its state of incorporation and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, as described in the SEC Reports. The Company and each of the Company’s Subsidiaries is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

(b)               Capitalization.

(i)                 As of January 16, 2020, the authorized capital stock of the Company consists of 25,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock, none of which have been designated as Series A Preferred Stock.  As of January 16, 2020, there are outstanding (A) 9,892,074 shares of Common Stock of the Company; (B) Options to purchase 80,000 shares of Common Stock of the Company issued pursuant to the Company’s 2010 Stock Incentive Plan; (C) Options to purchase 700,750 shares of Common Stock of the Company issued pursuant to the Company’s 2014 Stock Incentive Plan; (D) Options to purchase 782,084 shares of Common Stock of the Company issued pursuant to the Company’s 2017 Stock Incentive Plan; and (E) Options to purchase 175,000 shares of Common Stock of the Company issued pursuant to the Company’s 2020 Stock Incentive Plan (collectively, the 2010 Stock Incentive Plan, the 2014 Stock Incentive Plan, the 2017 Stock Incentive Plan and the 2020 Stock Incentive Plan are referred to as the “Incentive Plans”). All of the issued and outstanding shares of Common Stock are validly issued, fully paid and non-assessable and the issuance thereof was conducted in compliance with all applicable state and federal securities Laws and either was not subject to preemptive rights or was issued in compliance therewith.

(ii)               Except as contemplated by or in connection with the Incentive Plans, the ATM Agreement and the Transaction Documents, (A) there are no outstanding debt securities of the Company; (B) there are no preemptive rights, rights of first refusal, participation rights or any similar rights obligating the Company to issue or sell shares of capital stock of the Company, Options or Convertible Securities; (C) there are no outstanding shares of capital stock, Options, or Convertible Securities, or Contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company, Options, Convertible Securities or securities or rights convertible into, any shares of capital stock of the Company; (D) there are no agreements or arrangements under which the Company is obligated to register the sale of any of its equity securities under the Securities Act; (E) there are no outstanding equity securities of the Company which contain any redemption or similar provisions, and there are no Contracts, commitments, understandings or arrangements by which the Company is or may become bound to redeem a security of the Company; (F) there are no securities of the Company containing anti-dilution or similar provisions that are triggered by the issuance of the Series A Preferred Shares; and (G) the Company does not have any stock appreciation rights plans or agreements.

(c)                Issuance of the Series A Preferred Shares. The Series A Preferred Shares are duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be free and clear from all Encumbrances with respect to the issue thereof (other than Encumbrances imposed by this Agreement and the Registration Rights Agreement, applicable securities Laws, and those imposed by the Purchasers). The Series A Preferred Shares will be entitled to all the rights and preferences set forth in the Certificate of Designations. Upon conversion of the Series A Preferred Shares and the issuance of the Conversion Shares, the Conversion Shares will be validly issued, fully paid and nonassessable and free from all Encumbrances with respect to the issue thereof (other than Encumbrances imposed by this Agreement and the Registration Rights Agreement, applicable securities Laws and those imposed by the Purchasers), with the Holders being entitled to all rights accorded to a Holder of Common Stock.

(d)               Authorization; Validity of Agreement. The Company has the requisite corporate power and authority to execute, deliver and perform this Agreement, the Certificate of Designations, and each of the other Transaction Documents to be executed and delivered by the Company pursuant to this Agreement, and to consummate the transactions contemplated hereby and thereby. Each of this Agreement and the other Transaction Documents to be executed and delivered by the Company pursuant to this Agreement have been duly authorized by all necessary corporate action on the part of the Company, executed and delivered by the Company and assuming the due authorization, execution and delivery hereof and thereof by the other parties hereto and thereto, are valid and binding obligations of the Company, enforceable against it in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a Proceeding in equity or at Law) (the “Enforceability Exception”).

(e)                Consents; Non-Contravention.

(i)                 Except for the approval of the Board of Directors and filings required by applicable federal and state securities Laws, which will be timely made by the Company following the Closing, no Governmental Authorization or Consent is necessary in connection with the execution, delivery and performance by the Company of this Agreement or the consummation of the transactions contemplated hereby except Governmental Authorizations or Consents that, if not made or obtained, would not have a Material Adverse Effect.

(ii)                The execution, delivery and performance by the Company of this Agreement do not and will not (A) violate any Law; (B) violate or conflict with, result in a breach or termination of, or constitute a default (or a circumstance which, with or without notice or lapse of time or both, would constitute a default) under any Company Material Contract or Permit; (C) give any third party any right of termination or acceleration under, permit cancellation of, or result in the creation of any Encumbrance (except for any Permitted Encumbrance) upon any of the assets or properties of the Company or any of its Subsidiaries under any Company Material Contract; (D) permit the acceleration of the maturity of any indebtedness of the Company or any of its Subsidiaries or indebtedness secured by such entity’s assets or properties; or (E) violate or conflict with any provision of the Certificate of Incorporation or Bylaws of the Company or any of its Subsidiaries, except in the cases of clauses (A)-(D), where the violation, conflict, breach, termination, cancellation, creation of any Encumbrance, or acceleration, would not have a Material Adverse Effect.

(f)                SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by Law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company included in the SEC Reports (the “Financial Statements”) comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such Financial Statements have been prepared in accordance with GAAP (except (i) as may be otherwise indicated in the Financial Statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company on a consolidated basis as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(g)               Liabilities. There are no material liabilities of the Company, which are of a type required to be reflected on a balance sheet prepared in accordance with GAAP, whether accrued, absolute, contingent or otherwise except (i) those disclosed by or reflected in the Financial Statements; or (ii)  those which have been incurred in the ordinary course of business of the Company, consistent with past practice, since the latest date reflected in the Financial Statements.

(h)               Material Changes; Undisclosed Events, Liabilities or Developments. Since November 30, 2019, (i) there has been no event, occurrence or development that has had or that could reasonably be expected, individually or in the aggregate, to result in or cause a Material Adverse Effect, (ii) the Company has not incurred any material liabilities (contingent or otherwise) other than liabilities incurred in the ordinary course of business of the Company consistent with past practice, (iii) the Company has not altered its method of accounting, except as required by GAAP or applicable Law, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or except pursuant to the Incentive Plans, purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock; and (v) the Company has not filed any petition in bankruptcy under any provisions of federal or state bankruptcy Law or consented to the filing of any bankruptcy petition against it under any similar Law.

(i)                 Material Contracts. The SEC Reports set forth a true, complete and correct list of every Contract which constitutes a material contract (as such term is defined in Item 601(b)(10)) currently in effect to which the Company or any of its Subsidiaries is a party (the “Company Material Contracts”). Each of the Company Material Contracts is in full force and effect.  None of the Company, nor any Subsidiary, nor to the Knowledge of the Company, any other Person party to a Company Material Contract, is in material breach of or material default under a Company Material Contract.  None of the Company nor any of its Subsidiaries have provided or received any notice or communication regarding any claim or allegation by any Person of any existing default, or event that with notice or lapse of time or both, would constitute a default or event of default under any Company Material Contract.

(j)                 Taxes. As of the date of this Agreement, all material Taxes (including any interest or penalties relating thereto) and assessments which are due and payable by the Company and each of its Subsidiaries have been fully paid or accrued.  The Financial Statements reflect an adequate reserve determined in accordance with GAAP for all Taxes payable by the Company and its Subsidiaries for the taxable periods accrued as of the date of such Financial Statements (except with respect to matters contested in good faith).  There are no material Encumbrances for Taxes on the properties or assets of the Company or any of its Subsidiaries except for Permitted Encumbrances.  All material Tax Returns of the Company and each of its Subsidiaries have been filed. There are no audits, examinations, or similar administrative or court Proceedings or controversies by any taxing authority pending against the Company or any of its Subsidiaries as to Taxes of any nature payable by the Company or any of its Subsidiaries. None of the Company or any of its Subsidiaries has received any notice of any proposed Tax assessment that would, if made have a Material Adverse Effect.

(k)               Compliance. Neither the Company nor any of its Subsidiaries: (i) is in violation of any judgment, decree or order of any court, arbitrator or governmental body or (ii) is in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local Laws applicable to its business, except in each case as could not have or reasonably be expected to result in or cause a Material Adverse Effect.

(l)                 Regulatory Permits. Each of the Company and its Subsidiaries possess all Governmental Authorizations necessary to conduct its business as described in the SEC Reports, except where the failure to possess such Governmental Authorizations could not reasonably be expected to result in or cause a Material Adverse Effect, and neither the Company nor any of its Subsidiaries has received any notice of Proceedings relating to the revocation or modification of any such Governmental Authorizations necessary for either the Company or any of its Subsidiaries to conduct its business as described in the SEC Reports.

(m)             Title to Assets. Each of the Company and its Subsidiaries has good and marketable title in fee simple to all real property owned by it and good and marketable title in all personal property owned by it that is material to the business of the Company or any of its Subsidiaries, as applicable, in each case free and clear of all Encumbrances, except for (i) Encumbrances as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by such entity, (ii) liens for the payment of Taxes not yet due and payable, (iii) mechanics, carriers’, workmen’s or similar liens arising in the ordinary course of business, (iv) easements, rights of way and similar Encumbrances affecting real property, (v) purchase money liens arising in the ordinary course of business, and (vi) other Encumbrances as would not reasonably be expected to have a Material Adverse Effect ((i) through (vi) collectively, the “Permitted Encumbrances”).  The Company and its Subsidiaries have a valid leasehold interest in all material respects in any real property and facilities held under lease by either the Company or any of its Subsidiaries.  The Company and each of its Subsidiaries are in compliance in all material respects with each lease to which it is a party.

(n)               Patents and Trademarks. Each of the Company and its Subsidiaries has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other Intellectual Property rights and similar rights necessary or material for use in connection with its business as described in the SEC Reports and which the failure to so have could reasonably be expected to have or cause a Material Adverse Effect (collectively, the “Company Intellectual Property Rights”). Neither the Company nor any of its Subsidiaries has received a notice (written or otherwise) that any of the Company Intellectual Property Rights used by either the Company or any of its Subsidiaries violates or infringes upon the rights of any Person. To the Knowledge of the Company, all such Company Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Company Intellectual Property Rights. Each of the Company and its Subsidiaries has taken reasonable security measures to protect the secrecy, confidentiality and value of all the Company Intellectual Property Rights, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have or cause a Material Adverse Effect.

(o)               Insurance. Each of the Company and its Subsidiaries is insured by insurers of recognized financial responsibility against such Losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and its Subsidiaries is engaged.

(p)               Litigation. There are no actions, suits, arbitrations, regulatory proceedings or other litigation, Proceedings or governmental investigations pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or any of their officers or directors in their capacity as such, that could reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is subject to any order, judgment, decree, injunction, stipulation or consent order of or with any court or other Governmental Entity that could reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has entered into any agreement to settle or compromise any Proceeding pending or threatened in writing against it which has involved any obligation for which either the Company or any of its Subsidiaries or their properties or business has any continuing obligation that could reasonably be expected to have a Material Adverse Effect. There are not, to the Knowledge of the Company, any Proceedings by or against either the Company or any of its Subsidiaries that challenge or would reasonably be expected to have the effect of preventing, making illegal or delaying the transactions contemplated hereby.

(q)               Labor Relations. No material strike, lockout, or similar labor dispute exists or, to the Knowledge of the Company, is imminent with respect to the employees of the Company or any of its Subsidiaries, which could reasonably be expected to have a Material Adverse Effect. None of the employees of the Company or any of its Subsidiaries is represented by a union that relates to such employee’s relationship with the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement. Each of the Company and its Subsidiaries is in material compliance with all U.S. federal, state, local and foreign Laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(r)                 Brokers. Neither the Company, nor any of its agents or representatives has retained any finder, broker, or investment banker in connection with the transactions contemplated by this Agreement. No fees or commissions payable in cash, securities, or other form of compensation are, or will become, payable by the Company to any finder, broker, or investment banker in connection with the transactions contemplated by this Agreement.

(s)                Bank Holding Company. The Company is not a bank holding company (a “BHC”), as defined in Section 2(a) of the Bank Holding Company Act of 1956, 12 U.S.C. §§ 1841-1847, as amended (together with any substitute or successor statute, and any related regulations, the “BHC Act”) and none of the Company or any of its Subsidiaries, as defined in the BHC Act (a “BHC Subsidiary”), of the Company is a bank, as defined in the BHC Act (a “Bank”).

(t)                 No Disqualification Event.  With respect to the Securities to be offered and sold hereunder in reliance on Rule 506 under the Securities Act, none of the Company, any of its predecessors, any Affiliated issuer, nor, to the Knowledge of the Company, any director, executive officer, other officer of the Company participating in the offering of the Securities hereunder, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of Closing (each, an “Issuer Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Purchasers a copy of any disclosures provided thereunder.

(u)               Sarbanes-Oxley; Internal Accounting Controls.  The Company and each of its Subsidiaries are in material compliance with the applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and the applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof. The Company and its the Subsidiaries maintain a system of internal accounting controls that complies with the requirements of the Exchange Act and is sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company and its Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and its Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. Since November 30, 2019, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company and its Subsidiaries that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company and its Subsidiaries.

(v)               Investment Company.  The Company is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(w)             Listing and Maintenance Requirements.  The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to the Knowledge of the Company is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the SEC is contemplating terminating such registration.  The Company has not, in the twelve months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is in material compliance with all such listing and maintenance requirements. The Common Stock is currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and the Company is current in payment of the fees to the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer.

(x)               No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2 of this Agreement, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which would require the registration of the Securities under the Securities Act, or (ii) any applicable stockholder approval provisions.

(y)               Solvency.  Based on the consolidated financial condition of the Company as of the Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder, the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature.

(z)                Foreign Corrupt Practices.  None of the Company or any of its Subsidiaries, nor to the Knowledge of the Company, any agent or other person acting on behalf of the Company or any of its Subsidiaries, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any of its Subsidiaries (or made by any person acting on its behalf of which the Company is aware) which is in violation of applicable Law, or (iv) violated any provision of the Foreign Corrupt Practices Act.

(aa)            Money Laundering.  The operations of the Company and its Subsidiaries are in material compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the Knowledge of the Company, threatened.

(bb)           Offering.  Subject in part to the truth and accuracy of the Purchasers’ representations set forth in Section 3.2 of this Agreement, the offer, sale, and issuance of Series A Preferred Shares as contemplated by this Agreement is exempt from the registration requirements of the Securities Act and does not result in a violation of the qualification or registration requirements of the any applicable state securities Laws.

(cc)            No Other Representations.  Except for the representations and warranties contained in this Section 3.1, neither the Company nor any other Person acting on behalf of the Company makes any representation or warranty, express or implied, with respect to the Company, its Subsidiaries or with respect to any other information provided to the Purchasers in connection with the transactions contemplated by this Agreement and the other Transaction Documents.  Neither the Company nor any other Person will have or be subject to any liability or indemnification obligation to the Purchasers or any other Person resulting from the distribution to the Purchasers, or the Purchasers’ use of, any such information, including any information, documents, projections, forecasts or other estimates, plans or budgets of future revenues, expenses or expenditures, future results of operations (or any component thereof) of the Company or any of its Subsidiaries or the future business, operations or affairs of the Company or any of its Subsidiaries made available to the Purchasers in certain “data rooms” (electronic or otherwise) or management presentations in expectation of the transactions contemplated by this Agreement and the other Transaction Documents, unless any such information is expressly included in a representation or warranty contained in this Section 3.1.

3.2              Representations and Warranties of the Purchasers. Each Purchaser hereby, as to itself only and for no other Purchaser, represents and warrants to the Company as follows:

(a)                Organization; Authority. Such Purchaser is an entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization with the requisite corporate or partnership or other applicable power and authority to execute, deliver and perform this Agreement and the other Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby.  Each of this Agreement and the other Transaction Documents to be executed and delivered by such Purchaser pursuant to this Agreement has been duly authorized by all necessary action on the part of such Purchaser. This Agreement has been duly executed and delivered by such Purchaser and, assuming the due authorization, execution and delivery hereof by the other parties hereto, is a valid and binding obligation of such Purchaser, enforceable against it in accordance with its terms, except as enforceability may be limited by the Enforceability Exception.

(b)               Consents; Conflicts.

(i)                 No Governmental Authorization or Consent is necessary in connection with the execution, delivery and performance by the such Purchaser of this Agreement or the consummation of the transactions contemplated hereby except for such Governmental Authorizations or Consents that, if not made or obtained, would not have a Purchaser Material Adverse Effect.

(ii)               The execution, delivery and performance by such Purchaser of this Agreement does not and will not (A) violate any Law; (B) violate or conflict with, result in a breach or termination of, or constitute a default (or a circumstance which, with or without notice or lapse of time or both, would constitute a default) under any Contract or Permit by which such Purchaser is bound or to which its assets are subject; or (C) violate or conflict with any provision of the organizational documents of the Purchaser, except in the cases of clauses (A) or (B), where the violation or breach would not have a Purchaser Material Adverse Effect.

(c)                Brokers.  Neither the Purchaser, nor any of its agents or representatives has retained any finder, broker, or investment banker in connection with the transactions contemplated by this Agreement. No fees or commissions payable in cash, securities, or other form of compensation are, or will become, payable by the Purchaser to any finder, broker, or investment banker in connection with the transactions contemplated by this Agreement.

(d)               Investment Intent. Such Purchaser is (i) acquiring the Series A Preferred Shares and (ii) upon conversion of the Series A Preferred Shares will acquire the Conversion Shares issuable upon conversion of the Series A Preferred Shares, in the ordinary course of business for investment purposes, for its own account, and not with a view towards, or for resale in connection with, a sale or distribution thereof that would be in violation of the Securities Act. Such Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

(e)                Purchaser Status. At the time such Purchaser was offered the Securities it was, and at the date hereof it is an “accredited investor” as defined in Rule 501(a) under the Securities Act and shall provide the Company with such information or documentation reasonably requested to support the Purchaser’s status as an accredited investor.

(f)                Experience of the Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Series A Preferred Shares, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Series A Preferred Shares and, at the present time, is able to afford a complete loss of such investment.

(g)               Access to Information. Such Purchaser acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Series A Preferred Shares and the merits and risks of investing in the Series A Preferred Shares; (ii) access to information about the Company and its Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Such Purchaser has made such independent investigation of the Company, its management and related matters as such Purchaser deems to be necessary or advisable in connection with its purchase of the Securities, and is able to bear the economic and financial risk of the Securities.  Such Purchaser understands and acknowledges that its purchase of the Securities involves a high degree of risk and uncertainty.  Such Purchaser has sought such accounting, legal and Tax advice as it has considered necessary to make an informed investment decision.  Neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or its representatives or counsel modifies, amends, or affects such Purchaser’s right to rely on the truth, accuracy, and completeness of the Company’s representations and warranties contained in the Transaction Documents.

(h)               No Registration. Such Purchaser understands that (i) the Securities are being privately placed by the Company pursuant to an exemption from registration provided under Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act and neither the offer nor sale of any Securities has been registered under the Securities Act or any state “blue sky” laws; (ii) the Securities being acquired by such Purchaser pursuant to this Agreement are characterized as “restricted securities” under the Securities Act inasmuch as they are being acquired by such Purchaser from the Company in a transaction not involving a public offering and, subject to such Purchaser’s rights under this Agreement, such Purchaser must continue to bear the economic risk of the investment in its Securities indefinitely unless the offer and sale of its Securities are subsequently registered under the Securities Act and all applicable state securities or “blue sky” Laws or an exemption from such registration is available; (iii) it is not anticipated that there will be any public market for the Series A Preferred Shares; (iv) a restrictive legend in the form set forth in Section 5.1(b) of this Agreement shall be placed on the certificates representing the Series A Preferred Shares and a restrictive legend in the form set forth in Section 5.1(b) shall be placed on the certificates representing the Conversion Shares; and (v) a notation shall be made in the appropriate records of the Company indicating that the Securities are subject to restrictions on transfer.

(i)                 No General Solicitation. Such Purchaser acknowledges and agrees that neither the Company nor any other Person offered to sell the Securities to it by means of any form of general solicitation or advertising, including but not limited to: any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or any seminar or meeting whose attendees were invited by any general solicitation or general advertising. Such Purchaser further acknowledges and agrees that it was solicited or became aware of the investment in the Securities either through (i) a substantive, pre-existing relationship with the Company, (ii) direct contact with the Company or its agents outside of any public offering effort, and/or (iii) through contacts by the Company not identified through any public offering.

(j)                 Reliance Upon Purchaser’s Representations and Warranties. Such Purchaser understands and acknowledges that the Securities are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities Laws, and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth in this Agreement (i) in concluding that the offer and sale of the Securities is a “private offering” and, as such, is exempt from the registration requirements of the Securities Act, and (ii) to determine the applicability of such exemptions in evaluating the suitability of such Purchaser to purchase the Securities.

(k)               Short Selling.  Such Purchaser represents and warrants that it has not entered into any Short Sales of the Common Stock owned by it between the time it first began discussions with the Company about the transactions contemplated by this Agreement and the date hereof.

ARTICLE IV
CONDITIONS

4.1              Conditions Precedent to the Obligations of the Purchasers. The obligation of each Purchaser to acquire the Series A Preferred Shares set forth opposite such Purchaser’s name on the Schedule of Purchasers at the Closing is subject to the satisfaction or waiver by such Purchaser, at or before the Closing, of each of the following conditions:

(a)                Representations and Warranties. The representations and warranties of the Company in this Agreement are true and correct in all material respects as of the date when made and as of the Closing as though made on and as of such date.

(b)               Performance. The Company and each other Purchaser has performed, satisfied and complied in all material respects with all covenants, agreements, and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing.

(c)                Good Standing. The Company has delivered to such Purchaser a certificate evidencing the formation and good standing of the Company issued by the Secretary of State of the State of Delaware, as of a date within 10 days of the Closing Date.

(d)               Filing of the Certificate of Designations. The Certificate of Designations in the form attached as Exhibit A has been filed on or prior to the Closing Date with the Secretary of State of the State of Delaware and is in full force and effect.

(e)                Registration Rights Agreement. The Company and the Purchasers (other than such Purchaser relying on this condition) have entered into the Registration Rights Agreement in the form attached hereto as Exhibit C (the “Registration Rights Agreement”).

(f)                Laws. No Law has been enacted or promulgated, and no action has been taken, by any Governmental Authority of competent jurisdiction which temporarily, preliminarily or permanently restrains, precludes, enjoins or otherwise prohibits the consummation of the transactions contemplated by this Agreement and the Transaction Documents or the Acquisition Agreement, or makes the transactions contemplated by this Agreement and the Transaction Documents illegal.

(g)               No Actions.  No Action by any Governmental Authority is pending seeking to restrain, preclude, enjoin or prohibit the transactions contemplated by this Agreement or the Transaction Documents.

4.2              Conditions Precedent to the Obligations of the Company. The obligation of the Company to sell the Series A Preferred Shares set forth opposite each Purchaser’s name on the Schedule of Purchasers is subject to the satisfaction or waiver by the Company, at or before the Closing, of each of the following conditions:

(a)                Representations and Warranties. The representations and warranties of the Purchasers in this Agreement are true and correct in all material respects as of the date when made and as of the Closing Date as though made on and as of such date; and

(b)               Performance. The Purchasers have performed, satisfied, and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied, or complied with by the Purchasers at or prior to the Closing.

(c)                Laws. No Law has been enacted or promulgated, and no action has been taken, by any Governmental Authority of competent jurisdiction which temporarily, preliminarily or permanently restrains, precludes, enjoins or otherwise prohibits the consummation of the transactions contemplated by this Agreement and the Transaction Documents or the Acquisition Agreement, or makes the transactions contemplated by this Agreement and the Transaction Documents illegal.

(d)               No Actions.  No Action by any Governmental Authority is pending seeking to restrain, preclude, enjoin, or prohibit the transactions contemplated by this Agreement or the Transaction Documents.

ARTICLE V
AGREEMENTS OF THE COMPANY AND THE PURCHASERS
FOLLOWING THE CLOSING

5.1              Transfer Restrictions.

(a)                Restricted Securities. The Securities may only be offered, sold, pledged, transferred or otherwise disposed of pursuant to an effective Registration Statement under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act, and in compliance with any applicable state securities Laws. In connection with any transfer of Securities other than pursuant to an effective Registration Statement or to the Company, except as otherwise set forth herein, the Company may require the transferor to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion will be reasonably satisfactory to the Company, to the effect that such transfer is in compliance with the Securities Act.  Each Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase, or otherwise acquire or take a pledge of) any of the Series A Preferred Shares, except to an Affiliate of that Purchaser, without the consent of the Company, which consent the Company shall not unreasonably withhold, delay, or condition, and provided that the transferee agrees in writing to take and hold the transferred Series A Preferred Shares subject to the applicable provisions and upon the applicable conditions specified in this Agreement and the Transaction Documents.  Notwithstanding the foregoing, the Company may prohibit the transfer of any Securities by a Purchaser to a Competitor of the Company.

(b)               Restrictive Legend. The Purchasers agree to the imprinting, so long as is required by this Section 5.1(b), of a legend substantially in the following form on any certificate evidencing Securities:

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAS BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

THE SECURITIES MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

Certificates evidencing the Conversion Shares will not be required to contain such legend or any other restrictive legend and the Company shall use its commercially reasonable efforts to remove restrictive legends and issue certificates without legends: (i) while a Registration Statement covering the resale of the Conversion Shares is effective under the Securities Act, (ii) following or in connection with any sale of such Conversion Shares pursuant to Rule 144 if the Holder provides the Company with a legal opinion (and the documents upon which the legal opinion is based) reasonably acceptable to the Company to the effect that the Conversion Shares can be sold under Rule 144, or (iii) if the Holder provides the Company with a legal opinion (and the documents upon which the legal opinion is based) reasonably acceptable to the Company to the effect that a legend is not required under applicable requirements of the Securities Act (including controlling judicial interpretations and pronouncements issued by the staff of the SEC).

(c)                Pledge of Securities. The Company acknowledges and agrees that any Purchaser may from time to time pledge or grant a security interest in some or all of the Conversion Shares pursuant to a bona fide margin agreement in connection with a bona fide margin loan. Such a pledge or grant would not be subject to approval or consent of the Company and no legal opinion of legal counsel to the pledgee, secured party or pledgor will be required in connection therewith, but such a legal opinion shall be required in connection with a subsequent transfer or foreclosure following default by such Purchaser’s transferee of the pledge. Further, no notice will be required of a pledge, but any Purchaser’s transferee shall promptly notify the Company of any such subsequent transfer or foreclosure. Each Purchaser acknowledges that the Company shall not be responsible for any pledges relating to, or the grant of any security interest in any of the Conversion Shares or for any agreement, understanding or arrangement between such Purchaser and its pledgee or secured party.  At the appropriate Purchaser’s expense, the Company shall execute and deliver such reasonable documentation as a pledgee or secured party of Conversion Shares may reasonably request in connection with a pledge or transfer of the Conversion Shares, including the preparation and filing of any required Prospectus supplement to any Registration Statement filed pursuant to the Registration Rights Agreement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder.

5.2              Furnishing of Information. As long as any Purchaser owns Securities, the Company covenants to use its commercially reasonable efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. As long as any Purchaser owns any Securities, if the Company is not required to file reports pursuant to such Laws, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144 such information as is required for the Purchasers to sell the Securities under Rule 144. The Company further covenants that it will take such further action as any Purchaser or subsequent Holder of Securities may reasonably request to satisfy the provisions of Rule 144 applicable to the issuer of securities relating to transactions for the sale of securities pursuant to Rule 144, but only to the extent that the Company, or counsel of the Company agree, that the Purchaser or subsequent Holder is able to avail themselves of the exemption created by Rule 144.

5.3              Integration. The Company shall not, and will use its best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers, or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market. The Company shall not issue any shares of Series A Preferred Shares except under this Agreement.

5.4              Reservation and Listing of Common Stock.

(a)                Reservation of Shares. The Company shall use its commercially reasonable efforts to maintain a reserve from its duly authorized shares of Common Stock for issuance of the Conversion Shares that equals 130 % of the number of shares of Common Stock issuable upon conversion of the Series A Preferred Shares. If at any time the then authorized shares of Common Stock are insufficient for the Company to satisfy its obligations in full under this Agreement, the Company shall use its commercially reasonable efforts to promptly take such actions as may be required to increase the number of authorized shares.

(b)               Listing or Quotation Maintenance. The Company shall use commercially reasonable efforts to maintain the listing or quotation of its Common Stock on the Trading Market or another Eligible Market.

5.5              Securities Laws Disclosure; Publicity. The Company shall issue a press release announcing the transaction contemplated hereby within five Business Days of Closing, and the Purchasers will have the right to approve or modify the press release in cooperation with the Company. The Company and the Purchasers shall consult with each other in issuing any other press releases or otherwise making public statements or filings and other communications with the SEC or any regulatory agency or Trading Market with respect to the transactions contemplated hereby, and neither party will issue any such press release or otherwise make any such public statement, filing or other communication without the prior consent of the other, except if such disclosure is required by Law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement, filing or other communication.

5.6              Bank Holding Company. So long as the Series A Preferred Shares are outstanding, the Company and any BHC Subsidiary of the Company shall not become a Bank or a BHC.

5.7              Short Selling.  Each Purchaser understands and acknowledges, severally and not jointly with any other Purchaser, that the Commission currently takes the position that coverage of Short Sales of securities “against the box” prior to the effective date of a registration statement is a violation of Section 5 of the Securities Act.  Each Purchaser agrees, severally and not jointly, that it will not engage in any Short Sales that result in the disposition of the Conversion Shares by such Purchaser until such time as a Registration Statement is declared or deemed effective by the Commission.

5.8              Use of Proceeds. The Company shall use the net proceeds from the sale of the Series A Preferred Shares hereunder (a) to pay any and all expenses incurred by the Company in connection with the sale of the Series A Preferred Shares hereunder, (b) to pay for the filing and maintaining of any Registration Statement required by this Agreement or the Transaction Documents, and (c) for the general corporate purposes of the Company.

ARTICLE VI
ADDITIONAL COVENANTS

6.1              Confidentiality.

(a)                Each Purchaser agrees, severally and not jointly, that it shall not disclose any Confidential Information (as defined below) to any Person without the consent of the Company, other than (a) to such Purchaser’s officers, directors, employees, agents and advisors under fiduciary or contractual obligations of confidentiality at least as restrictive as those contained in this Agreement, (b) as required by any Law, rule or regulation or judicial process, (c) as requested or required by any state, federal or foreign Governmental Authority or regulatory authority or examiner, and (d) in connection with the exercise of any remedies hereunder or any suit, action or Proceeding relating to this Agreement or any other Transaction Document or the enforcement of rights hereunder or thereunder in a related court Proceeding so long as such Confidential Information is (i) filed under seal with the applicable court, (ii) used in a manner consistent with any applicable protective order entered by any applicable court Proceeding, or (iii) as may be agreed between such Purchaser and the Company. “Confidential Information” means information which is provided on a confidential basis to such Purchaser, but does not include any such information that (i) is publicly available at the time of disclosure or becomes publicly available other than as a result of a breach of this Section 6.1 or (ii) becomes available to the Purchaser on a non-confidential basis from a source other than the Company, any of its employees, directors, Subsidiaries or Affiliates or any of their respective agents or representatives.

(b)               Each Purchaser may from time to time notify the Company in writing that it has elected to restrict its receipt of Confidential Information relating to the Company. Such notice may either direct the Company to disclose Confidential Information solely to one or more persons designated by such Purchaser or direct that the Company not disclose Confidential Information to such Purchaser, in either case, during the period specified in such notice (which period shall commence at least three Business Days following the Company’s receipt of such notice). The Company shall, and shall cause its Affiliates, officers, employees and agents to, comply with the restrictions specified in any such notice.

6.2              Right to Participate in Certain Sales of Additional Securities.

(a)                For a period of three years after the Closing, subject to the terms and conditions of this Section 6.2 the Company agrees that it will not sell or issue any shares of capital stock of the Company, or other securities convertible into or exchangeable for capital stock of the Company, or Options, warrants or rights carrying any rights to purchase capital stock of the Company (the “New Securities”), unless the Company first submits written notice (the “Preemptive Rights Notice”) to the Purchasers identifying the terms of the proposed sale (including the price, number or aggregate principal amount and type of securities and all other material terms) and offers to each Purchaser the opportunity to purchase its Pro Rata Allotment (as hereinafter defined) of the New Securities on terms and conditions, including price, not less favorable than those on which the Company proposes to sell such New Securities to a third party or parties. The Company’s offer to the Purchasers shall remain open for a period of 20 days after the Preemptive Rights Notice, during which time the Purchasers may accept such offer by written notice to the Company setting forth the maximum number of New Securities sought to be purchased by any such Purchaser. Any New Securities so offered that are not purchased by the Purchasers pursuant to such offer may be sold by the Company, but only at a price not less than the price and on other terms and conditions not more favorable to the purchasers than as set forth in the Preemptive Rights Notice, at any time within 90 days following the termination of the above-referenced 20 day period. For purposes of this Section 6, the “Pro Rata Allotment” of the New Securities of Purchasers is based on the ratio that the Conversion Shares held by or issuable to such Purchaser upon conversion of its Series A Preferred Shares on the date of the Preemptive Rights Notice bears to the sum of the total number of shares of Common Stock outstanding on the date of the Preemptive Rights Notice (including the Conversion Shares issuable upon conversion of the Series A Preferred Stock on an as-converted basis).

(b)               Notwithstanding the foregoing, the right to purchase the New Securities is inapplicable with respect to any issuance or proposed issuance by the Company of any (i) shares of Common Stock, Options or Convertible Securities issued as a dividend or distribution on Series A Preferred Shares; (ii) shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock; (iii) shares of Common Stock or Options issued to employees or directors of, or consultants or advisors to, the Company or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors; (iv) shares of Common Stock or Convertible Securities actually issued upon the exercise of Options or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities; (v) shares of Common Stock, Options or Convertible Securities issued to suppliers or third party service providers in connection with the provision of goods or services pursuant to transactions approved by the Board of Directors; (vi) shares of Common Stock, Options or Convertible Securities issued as acquisition consideration pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement or to any Deemed Liquidation Event (as such term is defined in the Certificate of Designations), provided that such issuances are approved by the Board of Directors; (vii) shares of Common Stock issued pursuant to an effective registration statement filed under the Securities Act; (viii) shares of Common Stock, Options or Convertible Securities issued in bona fide financing transactions resulting, in one transaction or a series of related transactions, in less than $2.0 million of proceeds to the Company; or (ix) shares of Common Stock, Options or Convertible Securities issued pursuant to the ATM Agreement.

6.3              Authorizations. The Company shall use its best efforts to obtain all necessary legal and contractual authorizations of this Agreement and the Transaction Documents, including those of the Board of Directors and its shareholders. If the Company fails to obtain any such authorizations (including those referenced by Section 2.2(a)) and the transactions contemplated hereby do not close as a result of such failure, the Company shall promptly pay all reasonable documented expenses of the Purchasers in cash by wire transfer of immediately available funds, pursuant to wire instructions delivered by the Purchasers in writing.

6.4              Break-Up Fees. If the Chief Executive Officer of the Company and the Purchasers agree on final Transaction Documents, and the Company (a) fails to obtain the approval of the Board of Directors pursuant to Section 2.2(a)(iv) and (b) enters into a debt or equity financing with another purchaser within 150 days of January 6, 2020, Company will promptly pay the Purchasers, in cash by wire transfer of immediately available funds, pursuant to wire instructions delivered by the Purchasers in writing, a break-up fee equal to 1.5% of the Purchase Price set forth opposite each Purchaser’s name in column (3) of the Schedule of Purchasers, plus each Purchaser’s documented expenses in connection with the negotiation and execution of the Transaction Documents. In the event the Chief Executive Officer of the Company and the Purchasers agree on final Transaction Documents, and the Company (a) fails to obtain the approval of the Board of Directors pursuant to Section 2.2(a)(iv) and (b) the Company enters into an agreement to sell all or substantially all of the stock or assets of the Company within 180 days of January 6, 2020, the Company shall pay to the Purchaser an amount equal to (a) the greater of (i) 5% of the Purchase Price set forth opposite each Purchaser’s name in column (3) of the Schedule of Purchasers; and (ii) 5% of the product of (A) the number of shares of Common Stock outstanding and (B) the difference between (a) the price per share at which the Company agreed to sell all or substantially all of the stock or assets of the Company and (b) $3.50, but in any case, not more than $500,000; plus (2) the Purchaser’s documented expenses in connection with the negotiation and execution of the Transaction Documents.

6.5              Board Observation Rights. So long as Palm Global Small Cap Master Fund LP (“Palm”) is the Holder of any Series A Preferred Shares or at least five percent of the Company’s outstanding Common Stock, it will be entitled to have one representative attend and participate in all functions (including those conducted by telephone) of the Board of Directors, as an observer, but such observer will not be a member of the Board of Directors and will have no voting rights (the “Board Observer”), and provided, that Palm and such Board Observer shall have each executed the Board Observation Agreement in the form attached hereto as Exhibit D. The Board Observer will initially be Joshua S. Horowitz (subject to change from time to time by Palm as determined in its sole discretion).

6.6              Indemnification. Subject to Section 6.7 hereof, from and after the Closing, the Company shall indemnify, defend, and hold harmless each of the Purchasers, and their respective employees, officers, directors, agents, Affiliates, and permitted transferees from and against any and all loss, cost, damage, or expense, including reasonable attorney’s fees, resulting from, or arising out of:

(a)                any failure of the Company promptly to carry out, perform, satisfy, or discharge any of its covenants, agreements, undertakings, liabilities, or obligations under this Agreement or in any Transaction Document;

(b)               any breach of any representation or warranty of the Company contained in this Agreement, in any Transaction Document, or in any certificate delivered at the Closing in respect hereof; and

(c)                any Proceeding instituted against the Purchaser with respect to any of the transactions contemplated by this Agreement or any of the Transaction Documents (unless such Proceeding is based upon a breach of such Purchaser’s representations, warranties or covenants under the Transaction Documents or any violations by such Purchaser of state or federal securities Laws or any conduct by such Purchaser which constitutes a breach of fiduciary duty, fraud, negligence, gross negligence, willful misconduct or malfeasance).

6.7              Limitations on Indemnification. The Company’s obligations under Section 6.6 are subject to the following:

(a)                no claim for indemnification under Section 6.6(b) may be asserted by a Purchaser unless notice of such claim is provided to the Company by such Purchaser in writing on or before the first anniversary of the Closing Date;

(b)               the aggregate liability of the Company for indemnification of each Purchaser under Section 6.6(b) will not exceed such Purchaser’s Purchase Price, plus its reasonable attorney’s fees incurred in connection with such breach and enforcement of its rights under Section 6.6(b); and

(c)                The limitations in this Section 6.7 will not apply to any claims arising from fraud on the part of the Company.

6.8              Indemnification by Purchasers. From and after the Closing, each Purchaser, severally and not jointly, agrees to indemnify and hold the Company, its employees, officers, directors, agents, Affiliates, and permitted transferees from and against any and all loss, cost, damage, or expense, including reasonable attorney’s fees, resulting from, or arising out of:

(a)                any failure of such Purchaser to promptly to carry out, perform, satisfy, or discharge any of its covenants, agreements, undertakings, liabilities, or obligations under this Agreement or in any Transaction Document;

(b)               any breach of any representation or warranty of such Purchaser contained in this Agreement, in any Transaction Document, or in any certificate delivered at the Closing in respect hereof; and

(c)                any information furnished by such Purchaser in writing to the Company expressly for use in the Registration Statement or any preliminary Prospectus, Prospectus or issuer free writing Prospectus (as defined in Rule 433 of the Securities Act) relating thereto, any amendment or supplement thereto or any document incorporated by reference therein;

provided that the liability of such Purchaser shall be limited to such Purchaser’s Purchase Price.

6.9              Conduct of Indemnification Proceedings.

(a)                Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification; provided that the failure to give such notice shall not limit the rights of such Person or relieve the indemnifying party from any liability that it may have under Sections 6.6 and 6.8 above unless and only to the extent that failure to give such notice materially prejudices the indemnifying party; and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and any indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim at the expense of such indemnified person, unless (x) the indemnifying party has agreed to pay such fees or expenses or (y) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Person. If such defense is not assumed by the indemnifying party when permitted hereunder, the indemnified party shall be entitled to assume and control such defense and to settle and agree to pay in full such claim without the consent of the indemnifying party without prejudice to the ability of the indemnified party to enforce its claim for indemnification against the indemnifying party hereunder.

(b)               Except as otherwise provided in the preceding paragraph, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent, which consent shall not be unreasonably withheld or delayed. If such defense is assumed by the indemnifying party pursuant to the provisions hereof, such indemnifying party shall not settle or otherwise compromise the applicable claim (i) unless (A) such settlement or compromise contains a full and unconditional release of the indemnified party and (B) such settlement or compromise does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of the indemnified party or (ii) if such settlement or compromise provides for injunctive or other non-monetary relief, in each case, unless the indemnified party otherwise consents in writing. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party, a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and disbursements of such additional counsel or counsels.

6.10          Compliance with Securities Law Exemption. The Company and authorized agents acting on its behalf shall not take any action that would cause the loss of the exemptions from securities registration afforded by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D under the Securities Act.

ARTICLE VII
MISCELLANEOUS

7.1              Termination. This Agreement may be terminated (i) by the Purchasers purchasing a majority of the Series A Preferred Shares, by written notice to the other parties, if the Closing has not been consummated by the tenth Trading Day following the Effective Date of this Agreement; or (ii) by the Company, if the Closing has not been consummated by the tenth Trading Day following the Effective Date of this Agreement, provided that a party shall not have the right to terminate under this Section 7.1 if the conditions precedent to such party’s obligation to close have been fully satisfied and such party has failed or refused to close after being requested in writing to close by the other party, and provided that no such termination will affect the right of any party to sue for any breach by the other party (or parties).

7.2              Fees and Expenses. Except as expressly set forth in this Agreement to the contrary, each party will pay the fees and expenses of its advisers, counsel, accountants, and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery, and performance of this Agreement. At Closing, the Company shall pay the Purchasers’ actual attorney’s fees and out of pocket costs incurred in connection with the negotiation of this Agreement and the issuance of the Securities, not to exceed $35,000, and all Transfer Agent fees, stamp taxes and other Taxes and duties levied in connection with the issuance of the Securities.

7.3              Entire Agreement. The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after the Closing, and without further consideration, the Company shall execute and deliver to the Purchasers such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

7.4               Notices. All notices required or permitted hereunder will be in writing and will be deemed effective: (i) upon personal delivery; (ii) in the case of delivery by mail within the continental United States, on the fourth Business Day after such notice or other communication will have been deposited in the mail, postage prepaid, return receipt requested; (iii) when sent by either facsimile or email at the applicable facsimile number or email address set forth below upon confirmation of transmission or receipt of mailing; or (iv) in the case of delivery by internationally recognized overnight delivery service, when received, addressed as follows:

(a)                If to the Company:

Biomerica, Inc.

17571 Von Karman Ave.

Irvine, California 92614

Attn: Zachary S. Irani

Facsimile No.: (949) 645-2111

Email: zirani@biomerica.com

With a copy to (which will not constitute notice):

Womble Bond Dickinson (US) LLP

470 Atlantic Avenue

Suite 600

Boston, MA 02210

Attn: Caitlin MacDowell, Esq.

Email: caitlin.macdowell@wbd-us.com

(b)               If to the Purchaser, to its address, facsimile number, and email address set forth on the Schedule of Purchaser, with copies to such Purchaser’s representatives as set forth in column (4) on the Schedule of Purchasers,

(c)                Or to such other address and/or facsimile number or email address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine or computer containing the time, date, recipient facsimile number or email address and an image of the first page of such transmission or (C) provided by an overnight courier service will be rebuttable evidence of personal service, receipt by facsimile or email or receipt from an overnight courier service in accordance with clause (i), (ii), (iii), or (iv) above, respectively.

7.5              Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and each of the Purchasers or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement will be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor will any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Purchasers under and that does not directly or indirectly affect the rights of other Purchasers may be given by Purchasers holding at least most of the Registrable Securities to which such waiver or consent relates.

7.6              Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and will not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

7.7              Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the parties and their successors and permitted assigns including all subsequent purchasers of the Securities, other than any purchaser of Conversion Shares distributed pursuant to an effective Registration Statement. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of Holders of at least a majority of the Series A Preferred Shares then outstanding. Any Purchaser may assign some or all of its rights (except those of indemnification or reimbursement) under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the “Purchasers.”

7.8              No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

7.9              Governing Law; Venue; Waiver of Jury Trail. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT, AND INTERPRETATION OF THIS AGREEMENT ARE INTENDED TO BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE. THE COMPANY AND PURCHASERS HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN OR FOR ORANGE COUNTY, CALIFORNIA FOR THE ADJUDICATION OF ANY DISPUTE BROUGHT BY THE COMPANY OR ANY PURCHASER HEREUNDER, IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVE, AND AGREE NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING BROUGHT BY THE COMPANY OR ANY PURCHASER, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, OR THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE WILL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN WILL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. THE COMPANY AND PURCHASERS HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY.

7.10          Survival. The representations, warranties, agreements, and covenants contained herein will survive the Closing and the delivery and/or exercise of the Securities, as applicable, for a period of one year.

7.11          Execution. This Agreement may be executed in two or more counterparts, all of which when taken together will be considered one and the same agreement and will become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. If any signature is delivered by facsimile or e-mail transmission, such signature will create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or e-mailed signature page were an original thereof.

7.12          Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement will not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, will incorporate such substitute provision in this Agreement.

7.13          Remedies. In addition to being entitled to exercise all rights provided herein or granted by Law, including recovery of damages, each of the Purchasers and the Company shall be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at Law would be adequate.

7.14          Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser hereunder or any Purchaser enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company by a trustee, receiver or any other Person under any Law (including, without limitation, any bankruptcy Law, state or federal Law, common Law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied will be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

7.15          Adjustments in Share Numbers and Prices. If any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the Holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurs after the date hereof, each reference in any Transaction Document to a number of shares or a price per share will be amended to appropriately account for such event.

7.16          Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser will be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. The decision of each Purchaser to purchase the Securities pursuant to this Agreement has been made by such Purchaser independently of any other Purchaser and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or any of its Subsidiaries which may have been made or given by any other Purchaser or by any agent or employee of any other Purchaser, and no Purchaser or any of its agents or employees will have any liability to any other Purchaser (or any other Person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, will be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Document. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no other Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment hereunder. Each Purchaser will be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it will not be necessary for any other Purchaser to be joined as an additional party in any Proceeding for such purpose.

[Signature pages to follow]

Signed:

BIOMERICA, INC.

By: /s/ Zackary Irani

Name: Zackary Irani

Title:  Chief Executive Officer

[Company Signature Page to Series A Preferred Stock Purchase Agreement]

Signed:

PURCHASER OF SERIES A PREFERRED SHARES:

PALM GLOBAL SMALL CAP MASTER FUND LP

By: /s/ Joshua Horowitz

Name: Joshua Horowitz

Title:  Portfolio Manager

[Investor Signature Page to Series A Preferred Stock Purchase Agreement]

SCHEDULE OF PURCHASERS

(1)	(2)	(3)	(4)

Purchaser	Number of Series A Preferred Shares	Purchase Price	Name, Address, Facsimile Number, and Email Address of Purchaser and Representative
Palm Global Small Cap Master Fund LP	571,429 shares of Series A Preferred	$2,000,001.50

Purchaser:

Palm Global Small Cap Fund, L.P.

Attn: Joshua Horowitz

19 West Elm Street

Greenwich, CT 06830

Fax: (203) 422-5605

E-mail: jhorowitz@palmventures.com

Purchaser’s Representative:

Joshua Horowitz

19 West Elm Street

Greenwich, CT 06830

Fax: (203) 422-5605

E-mail: jhorowitz@palmventures.com

Exhibits:

A         Certificate of Designations

B         Form of Transfer Agent Instructions

C         Form of Registration Rights Agreement
D         Form of Board Observer Agreement

EXHIBIT A

[Certificate of Designations for Series A Convertible Preferred Shares]

EXHIBIT B

[Form of Transfer Agent Instructions]

EXHIBIT C

[Form of Registration Rights Agreement]

EXHIBIT D

[Form of Board Observer Agreement]